Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Adicet Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

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	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)

	Other	Warrants	Rule 457(o)	(1)	(2)	(2)

	Other	Units	Rule 457(o)	(1)	(2)	(2)

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$250,000,000	$0.0001531	$38,275.00(3)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—	—	—	—	—	—	—

	Total Offering Amounts					$250,000,000(4)		$38,275.00

	Total Fees Previously Paid

	Total Fee Offsets							$9,270.00(5)

	Net Fee Due							$29,005.00

(1)

Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

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(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant Instruction 2.A.ii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000.

(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act..
(4)

 The registrant has previously registered the offer and sale of up to $500,000,000 of securities pursuant to the Registration Statement on Form S-3 (File No. 333-263587), as filed by the Company with the Securities and Exchange Commission on March 15, 2022 (the “Prior Registration Statement”) and on March 22, 2024, the registrant filed a prospectus supplement, which registered the offer and sale of up to $100,000,000 of shares of the registrant’s common stock (the “Previous ATM Prospectus”) under the terms of an Open Market Sale AgreementSM with Jefferies LLC, of which $100,000,000 of securities remain unsold (the “Unsold Securities”). We paid a registration fee of $9,270 with respect to the $100,000,000 of securities that may be issued or sold pursuant to the Previous ATM Prospectus. As of the date of this registration statement, we have sold $0 pursuant to the Previous ATM Prospectus. We are registering the offer and sale of the Unsold Securities pursuant to the Previous ATM Prospectus.

(5)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $9,270 of the registration fee previously paid in connection with the Previous ATM Prospectus in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Source

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	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Adicet Bio, Inc.	S-3	333-263587	March 15,2022	—	$ 9,270	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$100,000,000	—

Fee Offset Sources	Adicet Bio, Inc.	S-3	333-263587	—	March 15, 2022				—	—	$ 46,350

(1)	See Notes (1), (4) and (5) under Table 1 above.

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